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[Aetna Logo]                                            Aetna Inc.
[Aetna Letterhead]                                      151 Farmingtom Avenue
                                                        Hartford, CT 06156-8975

                                                        GINA M. BUTCH
                                                        Paralegal
                                                        ASF Law, TS31
                                                        (860) 273-0701
December 14, 2000                                       Fax: (860) 273-3004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Re:    AETNA INSURANCE COMPANY OF AMERICA
       REGISTRATION STATEMENT ON FORM S-2
       PROSPECTUS TITLE:  AETNA MULTI-RATE ANNUITY
       RULE 424(b)(3) FILING
       FILE NO.: 33-63657

Ladies and Gentlemen:

Submitted for filing pursuant to Rule 424(c) and Rule 424(b)(3) of the Securities Act of 1933 (the "33 Act") is a Supplement dated December 14, 2000 to the Prospectus dated May 1, 2000 for Aetna Insurance Company of America ("AICA"). The Prospectus dated May 1, 2000 is incorporated into this filing by reference to Post Effective Amendment No. 8 to Registration Statement on Form S-2 (File No. 33-63657), as filed with the Securities and Exchange Commission on April 13, 2000 and as amended by supplement filed with the Commission under Rules 424(c) and 424(b)(3) on August 21, 2000 (the "Prospectus"). This supplement replaces the supplement dated August 21, 2000 and discloses that AICA has become part of ING Groep N.V. and that Aetna Investment Services, LLC has become the principal underwriter for the securities sold under the Prospectus. It, therefore, contains substantive information that will vary from that contained in the Prospectus filed in Post Effective Amendment No. 8 to Registration Statement on Form S-2 (File No. 33-63657), as filed with the Commission on April 13, 2000 and declared effective on May 1, 2000.

If you have any questions regarding this submission, please contact the undersigned at (860) 273-0701.

Sincerely,

/s/  Gina M. Butch

Gina M. Butch